EXHIBIT 10.1

NOTE AND RESTRICTED STOCK PURCHASE AGREEMENT

This NOTE AND RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 13, 2009 by and between CelLynx Group, Inc., a Nevada corporation (the "Company"), and Jay Tandon  (the "Lender").

The Note and the Restricted Stock are sometimes referred to herein as the “Securities.”

In connection with this subscription, Lender and the Company agree as follows:

A.	Terms of the Loan.

1. Purchase of Note and Restricted Stock. The Lender hereby irrevocably agrees, represents and warrants with, to and for the benefit of the Company, that such Lender is executing this Agreement in connection with a loan made to the Company by Lender in the amount of US $100,000 in consideration of (i) an Unsecured Convertible Promissory Note in the form attached hereto as Exhibit A in the principal amount of US $100,000 convertible into common stock of the Company at a conversion price of $0.20 per share (the “Note”), and (ii) 50,000 shares of restricted common stock of the Company (the “Restricted Stock”).

B.	Representations and Warranties of the Lender

The Lender hereby represents and warrants to the Company as of the date hereof:

1. Place of Business. The principal place of business address set forth below is such Lender's true and correct principal place of business.

2. Sale or Transfer of the Securities. The Lender understands that the Securities have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or under the laws of any other jurisdiction. The Lender understands and agrees that transfer or sale of the Securities may be restricted or prohibited unless they are subsequently registered under the Securities Act and, where required, under the laws of other jurisdictions or an exemption from registration is available. The Lender will not offer, sell, transfer or assign the Securities or any interest therein in contravention of this Agreement, the Securities Act or any other law. The Lender understands and acknowledges that, because of the substantial restrictions on the transferability of the Securities, it may not be possible for the Lender to sell the Note, the underlying shares thereof, or the Restricted Stock readily, even in the case of an emergency.

3. Representation of Accredited Investor Status, Investment Experience and Ability to Bear Risk. Lender acknowledges that the Offering has not been registered with the United States Securities and Exchange Commission because the Company is relying on an exemption from registration under Section 4(2) of the Securities Act, and Regulation D and/or Regulation S promulgated thereunder. Lender believes that at the time of the sale of the Securities to Lender, Lender (or, if Lender is a corporation, limited liability company or trust, each of its equity owners) qualifies as an "accredited investor" (as defined under Rule 501 of Regulation D promulgated under the Securities Act).

In addition, Lender is knowledgeable and experienced with respect to the financial and business activities contemplated by the Company and is capable of evaluating the risks and merits of investing in the Securities and, in making a decision to proceed with this loan, has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement.

4. Own Advice. In connection with the Lender's loan to the Company, the Lender has carefully considered and has, to the extent the Lender believes such discussion necessary, discussed with the Lender's professional legal, tax and financial advisers (the "Investment Advisors") the suitability of making the Loan pursuant to this Agreement for the Lender's particular tax and financial situation and the Lender has determined that the Securities are a suitable investment for the Lender.

5. Risks. The Lender represents and warrants that the Lender is aware that the Securities involve a substantial degree of risk of loss of the Lender's entire investment and that there is no assurance of any income from the Lender's investment. The Lender further represents that the Lender is relying solely on the Lender's own conclusions or the advice of the Lender’s Investment Advisors with respect to tax aspects of any investment in the Securities. The Lender further represents that it has read and reviewed the Company’s filings made with the United States Securities and Exchange Commission available online at www.sec.gov.

6. Inquiries/Non-solicitation. The Lender and its Investment Advisors have been given access to, and prior to the execution of this Agreement, have been provided with an opportunity to ask questions of, and receive answers from, the Company officers concerning the Company, and to obtain any other information which the Lender and the Lender's Investment Advisors required with respect to the Company and an investment in the Company in order to evaluate such investment and verify the accuracy of all information furnished to the Lender and its Investment Advisors regarding the Company. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory. Neither the Lender nor its Investment Advisors have been furnished any offering literature on which they have relied on other than this Agreement and the Lender and its Investment Advisors have relied only on this Agreement. At no time was the Lender presented with or solicited by any leaflet, public promotion meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

7. Authority. The Lender is authorized and has full right and power to purchase the Securities and to perform the Lender's obligations pursuant to the provisions of this Agreement; the person signing this Agreement and any other instrument executed and delivered herewith on behalf of such Lender has been duly authorized by such entity and has full power and authority to do so. If the Lender is a corporation, partnership, unincorporated association or other entity, the person signing this Agreement has the legal capacity to authorize, deliver and be bound by this Agreement and to take all actions required pursuant hereto and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and if the Lender is an individual, is of the full age of majority in the jurisdiction in which the Lender is resident and is legally competent to execute, deliver and be bound by this Agreement and take all action pursuant hereto.

8. No Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default pursuant to, any provision of any governing instrument applicable to the Lender, or any agreement or other instrument to which the Lender is a party or by which the Lender or any of the Lender's properties are bound or any permit, franchise, judgment, decree, statute, rule or regulation applicable to the Lender or any of the Lender's business or properties.

9. Purchase Entirely For Own Account. This Agreement is made with the Lender in reliance upon the Lender's representations to the Company, which by the Lender's execution of this Agreement, the Lender hereby confirms, that the Securities issuable to the Lender will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The Lender represents and warrants that the Lender has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Securities for which the Lender hereby subscribes (in whole or in part) or any interest therein; and the Lender represents and warrants that the Lender has no present plans to enter into any such contract, undertaking, agreement or arrangement.

The Lender represents and warrants that the funds which will be advanced by the Lender hereunder will not represent proceeds of crime and the Lender acknowledges that the Company may in the future be required by law to disclose the Lender's name and other information relating to this Agreement and the Lender's subscription hereunder, on a confidential basis, and to the best of the Lender's knowledge (i) none of the subscription funds to be provided by the Lender (a) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (b) are being tendered on behalf of a person or entity who has not been identified to the Lender, and (ii) it shall promptly notify the Company if the Lender discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

10.           Acknowledgments.  The Lender acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and

(b)	there is no government or other insurance covering the Securities; and

(c)	there are risks associated with the purchase of the Securities; and

(d)
there are restrictions on the Lender's ability to resell the Securities and it is the responsibility of the Lender to find out what those restrictions are and to comply with them before selling the Securities; and

(e)
the Company has advised the Lender that the Company is relying on an exemption from the requirements to provide the Lender with a prospectus and to sell securities through a person or company registered to sell securities under applicable securities laws and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Lender.

The Lender further acknowledges that (i) the Company may complete secured or unsecured debt financings or equity financings in the future in order to develop the Company's business and to fund its ongoing development, (ii) there is no assurance that such financings will be available and, if available, on reasonable terms, (iii) any such future financings may have a dilutive effect on current security holders, including the Lender, and (iv) if such future financings are not available, the Company may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business.

11.           Hedging Transactions.  The Lender will not, directly or indirectly, except in compliance with (that is, only to the extent required to comply with) the Securities Act and such other securities or “Blue Sky” laws as may be applicable, (i) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, (ii) engage in any short sale which results in a disposition of any of the Securities by Lender, or (iii) hedge the economic risk of the Lender’s investment in the Securities.

C.	Representations and Warranties of the Company. Except as set forth in the SEC Documents [and the Disclosure Schedule], Company represents and warrants that:

1. Corporate Organization; Authority; Due Authorization.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada, (ii) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company taken as a whole (a “Material Adverse Effect”).

(b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Note and the Restricted Stock (collectively, the “Transaction Documents”) to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). The Transaction Documents will be on the Closing Date valid and binding obligations of the Company enforceable in accordance with their terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2. Capitalization. The authorized capital stock of the Company consists of four hundred million (400,000,000) shares of common stock, $0.001 par value, of which approximately one hundred twenty six million sixty eight thousand eight hundred and forty six (126,068,846) shares of common stock are issued and outstanding; and one hundred million (100,000,000) shares of Series A Preferred Stock, of which no shares are issued and outstanding. All outstanding shares of capital stock of the Company were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in the SEC Documents (hereinafter defined), there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the By-laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Securities and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company other than with respect to existing antidilution rights and preemptive rights of certain existing investors. To the Company’s knowledge, except as set forth in the SEC Documents, none of the shares of common stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Lenders in accordance with this Agreement, the Securities will be validly issued, fully paid and non-assessable.

4. Private Offering. The Company agrees that neither the Company nor anyone authorized to act on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

5. No Conflict; Required Filings and Consents. The Company's execution, delivery and performance of this Agreement and all other agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby will not with or without the giving of notice or the lapse of time or both (A) violate any provision of law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with or result in a breach or default under any term or condition of its applicable governing instruments or any agreement or other instrument to which it is a party or by which it is bound.

6. Compliance. Except as set forth in the SEC Documents, the Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected (“Legal Requirement”), or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.

7. SEC Documents; Financial Statements.

(a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:
(i)           the Company’s Annual Report on Form 10-K for the year ended September 30, 2008; and
(ii)          the Company’s interim filings on Form 10-Q or current reports on Form 8-K or other appropriate forms filed on any date after December 31, 2008 and on or before the Closing.

(b) In addition, as of the date of this Agreement, when read together with the SEC Documents and the information, qualifications and exceptions contained in this Agreement, do not include any untrue statement of a material fact or omit to state a material fact in light of the circumstances in which such written disclosures were made.

(c) The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Agreement, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

9. Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes.

D.     Legend. The certificate representing the Securities issued by the Company shall bear the following (or similar) legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM.

E.     Indemnification. The Lender agrees to indemnify and hold harmless the Company and its officers, managers, members, employees, agents and affiliates against any and all loss, liability, claim, damage and expense whatsoever (including without limitation any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Lender to comply with any covenant agreement made by the Lender herein. The Company agrees to indemnify and hold harmless the Lender and its officers, managers, members, employees, agents and affiliates against any and all loss, liability, claim, damage and expense whatsoever (including without limitation any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure to comply with any covenant agreement made by the Company herein.

F.     Modification. Neither this Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

G.     Assignability. This Agreement and the rights and obligations hereunder are not transferable or assignable by the Lender.

H.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

I.      Survival of Representations and Warranties. All representations and warranties made by the Lender in this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of the Securities.

J.      Reliance. The Lender understands and acknowledges that the Lender's representations, warranties, acknowledgements and agreements in this Agreement will be relied upon by the Company in determining the Lender's suitability as a purchaser of the Securities.

K.     Further Assurances. The Lender agrees to provide, if requested, any additional information that may be requested or required to determine the Lender's eligibility to purchase the Securities.

L.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

M.             Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

N.              Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery or sent by overnight - courier addressed to a party at its address shown below or at such other address as such party may designate by three days’ advance Notice to the other parties.

Any Notice to the Lender shall be sent to the address for such Lender set forth on the signature page hereof.

Any Notice to the Company shall be sent to:

CelLynx Group, Inc.
25910 Acero, Suite 370
Mission Viejo, California, 92691
Attention: CEO

with a copy to:

Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA. 90024
Fax: 310.208.1154
Attention:  Michael Donahue, Esq.

Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

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IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below effective as of the date set forth above.

CELLYNX GROUP, INC.,
a Nevada corporation

By:	/s/ Daniel R. Ash
	Daniel R. Ash	Date
Chief Executive Officer

LENDER:

Name:	Jay Tandon
Date

Signature:	/s/ Jay Tandon

Address:

2125-C Madera Road
Simi Valley, California 93065

Phone:   805-955-4190
Fax:         805-955-4199
Email:      jtandon@tandon.com

Note And Restricted Stock Purchase Agreement

EXHIBIT A

FORM OF
UNSECURED CONVERTIBLE PROMISSORY NOTE